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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan, 1996 Stock Option Plan and 1997 Employee Stock Purchase Plan of Digital Video Systems, Inc. of our report dated May 1, 1997 with respect to the consolidated financial statements of Digital Video Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                              /S/ ERNST & YOUNG

San Jose, California
October 30, 1997